UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): March 31, 2006



                                 POSEIDIS, INC.
            --------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


 Florida                              0-26329              65-0867538
--------------------------------     -----------     ---------------------------
(State or Other Jurisdiction of      (Commission       (IRS Employer
   Incorporation or Organization)    File Number)           Identification No.)


              222 Lakeview Ave., PMB 160, West Palm Beach, FL 33401
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: (305) 428-3758


                                Not Applicable
            --------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


-----------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

     On March 31, 2006 we terminated our offering of units of our securities (the "Units") in a private placement (the "Offering"), entered into 14 subscription agreements with certain subscribers to be closed upon receipt of wire transfers for up to $477,000 of gross proceeds, and closed on $127,000 of gross proceeds. In addition, we had two partial closings of the Offering in which we closed on $180,000 of gross proceeds and $233,000 of gross proceeds on March 9, 2006 and March 23, 2006, respectively.

     Each Unit consists of a convertible debenture in the principal amount of $5.00 which is unsecured (the "Debentures"), six warrants for each $1.00 invested, and one warrant for each share of our common stock acquired upon conversion of the Debentures (collectively, the "Warrants"). The purchase price per Unit was $5.00. The per share exercise price of the Warrants is (a) 125% as to three Warrants (the "A Warrants"), (b) 145% as to three Warrants (the "B Warrants"), respectively, of the average closing price of our common stock on the OTC-BB for the 10 trading days immediately preceding the closing date, and
(c) the conversion price (as stated below) of the Debenture as to the remaining Warrants (the "C Warrants").

     The Debentures are unsecured general obligations and bear interest at a rate equal to 10% per annum payable semi-annually in arrears either in cash or our common stock, at our sole discretion. In the event that interest is paid in common stock, the price per share shall be equal to 85% of the average closing price of our common stock for the 10 trading days preceding the date on which interest is paid on the Debentures.

     The Debenture holders have the option, at any time commencing ninety (90) days after the effective date of a registration statement that we intend to file with the SEC and for a period of three years thereafter, to convert some or all of the outstanding Debentures owned by them into our common stock at a conversion price equal to 85% of the average closing price of our common stock for the 10 trading days preceding the date that we receive a duly executed notice of conversion from the Debenture holder.

     We have sold an aggregate of 183,560 Units in the Offering resulting in gross proceeds of $917,800 as of April 6, 2006. We have paid a commission of $110,136 to the broker-dealer and a non-accountable expense allowance of $27,534 to the broker-dealer as of April 6, 2006. The broker-dealer commissions and associated costs consist of:

o a commission of 12% of the gross offering proceeds raised by the broker-dealer;
o a non-accountable expense allowance of 3% of the gross offering proceeds raised by the broker-dealer;
o a due diligence and pre-marketing fee of $50,000 to cover the costs and expenses of broker-dealer's due diligence investigation and pre-marketing activities on our behalf;


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



o warrants to purchase that number of shares of our common stock as equals 10% of the number of shares of common stock that would be issuable to investors in the Offering assuming conversion of the Debentures at each applicable closing date, with each such warrant to purchase one share of our common stock for a per share exercise price of 110% of the average closing price of our common stock for the ten trading days preceding the first closing date of the Offering, with an exercise period of five years and all other terms substantially the same as those of other warrants issued by us in the Offering. The shares underlying these warrants are entitled to be registered under the Securities Act.

o legal fees of the broker-dealer for the Offering up to a maximum of $15,000.

Such fees are deducted from Offering proceeds to the extent applicable.

     Issuance of the securities was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The Units were sold to accredited investors in a private placement without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.


SECTION 9.        FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Not applicable.

     (d)  Exhibits.

Exhibit
Number      Description                                 Location
---------- -------------------------------------------------------

10.1       Form of Unsecured Convertible Debenture.    Filed herewith

10.2       Form of A Warrant.                          Filed herewith

10.3       Form of B Warrant.                          Filed herewith

10.4       Form of C Warrant.                          Filed herewith



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 6, 2006

                                 POSEIDIS, INC.
                           -------------------------
                                  (Registrant)



                         By:        /s/ John J. McGovern
                                  -----------------------------
                                      John J. McGovern
                                   Executive Vice President and
                                   Chief Financial Officer
















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